UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2015

EDGEWATER BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55129	46-3687434
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

321 Main Street, St. Joseph, Michigan	49085
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (269) 982-4175

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 19, 2015, Edgewater Bancorp, Inc. (the "Company") and Edgewater Bank (the "Bank") entered into an Amended and Restated Employment Agreements with Chief Executive Officer Richard E. Dyer and an Amended and Restated Employment Agreement with Chief Financial Officer Coleen S. Frens-Rossman.

These Amended and Restated Employment Agreements make the following changes to the agreements as they were previously in effect:

•	extend the initial term to August 31, 2017 and provide for automatic one year renewal terms unless either party notifies the other in writing of intention not to renew at least 180 days prior to the end of the term then in effect. Previously the agreements had included a requirement that the board of directors conduct a performance review and make an affirmative decision to renew the term of the agreement.

•	update the amount of annual base salary currently paid to the executives: $172,000 for Mr. Dyer and $139,050 for Ms. Frens-Rossman.

•	reduce the severance to be paid under certain circumstances to equal base salary and bonuses plus certain benefits for 18 months after termination of employment. The agreements previously provided for salary, bonus and benefit continuation for the remainder of the term of the agreement which would be from 24 to 36 months depending on when termination occurred within the term of the agreement.

•	add language not previously in the agreements to the effect that the payments due upon a change of control will also be paid if the executive's employment is terminated within 6 months before a change of control in contemplation of the change of control and for the purpose of avoiding the effect of the agreement.

•	require the executive to sign a release of any claims against the Company and the Bank prior to receiving any change of control payment (this requirement was not in the original employment agreements).

•	expand the geographic radius of the noncompete from 25 to 50 miles from St. Joseph, Michigan.

All provisions of the Employment Agreements for Mr. Dyer and Ms. Frens-Rossman that were not specifically amended by the Amended and Restated Employment Agreements remain in effect and are included in the Amended and Restated Employment Agreements.

The Amended and Restated Employment Agreements are filed, respectively, as Exhibit 10.1 (Mr. Dyer's agreement) and Exhibit 10.2 (Ms. Frens-Rossman's agreement) to this Form 8-K. The foregoing disclosure is qualified by reference to those exhibits.

2

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 hereof concerning the Amended and Restated Employment Agreements is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Employment Agreement dated as of August 19, 2015, by and between Edgewater Bank, Edgewater Bancorp, Inc. and Richard E. Dyer.

10.2	Amended and Restated Employment Agreement dated as of August 19, 2015, by and between Edgewater Bank, Edgewater Bancorp, Inc. and Coleen S. Frens-Rossman.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEWATER BANCORP, INC.

DATE: August 21, 2015	By:	/s/Richard E. Dyer
Richard E. Dyer
President and Chief Executive Officer

4